UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15115 Park Row Blvd, Suite 300 Houston, Texas	77084-4947
(Address of principal executive offices)	(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RNET	NASDAQ Global Select Market

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of stockholders (the “Special Meeting”) of RigNet, Inc. (the “Company”), was held on Wednesday, April 21, 2021.  The proposals submitted to the stockholders are described in detail in the Company’s proxy statement for the Special Meeting, which was filed with the Securities and Exchange Commission on March 18, 2021.  At the Special Meeting, the stockholders of the Company:

Proposal 1.Adopted the Agreement and Plan of Merger, dated as of December 20, 2020, as it may be amended from time to time, by and among the Company, Viasat, Inc. and Royal Acquisition Sub, Inc., a wholly owned subsidiary of Viasat, Inc. (the “merger proposal”):

FOR	AGAINST	ABSTAIN
16,263,509	3,141	9,343

Proposal 2.Approved, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement:

FOR	AGAINST	ABSTAIN
16,044,160	115,249	116,583

Proposal 3.Approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the merger proposal or to ensure that any supplement or amendment to the proxy statement\prospectus is timely provided to the Company’s stockholders:

FOR	AGAINST	ABSTAIN
16,127,943	137,480	10,570

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

Date: April 21, 2021	By:	/s/ Brad Eastman
	Name:	Brad Eastman
	Title:	Senior Vice President & General Counsel